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                                                                    EXHIBIT 99.5

WSi INTERACTIVE CORPORATION                    Symbols: CDNX - WIZ   OTC - WIZZF

                                  NEWS RELEASE
APRIL 25, 2000

   WSi INTERACTIVE LAUNCHES DNS MEDIA INC. TO DELIVER VIDEO STREAMING SERVICES

WSi launches DNS Media Inc. - a full-services media streaming solutions company, to service the broadcast markets in the United States and Canada.

DNS Media Inc., www.dnsmedia.com will be a provider of streaming media services for the entertainment, corporate, finance, education and broadcast markets. DNS Media Inc., will be launching a broadband video delivery network through strategic relationships it is currently developing. Lance Morginn, Vice-President of WSi states that, "We are very excited about entering into the new era of the Internet. Our streaming video subsidiary is a perfect solution to complement the relationships and technology investments that WSi has developed."

Theo Sanidas states that "The web is no longer just static, and DNS Media Inc. will play a significant role in the convergence movement. WSi will be assisting in that development through it's full service Internet incubator team."

About DNS Media Inc.

DNS Media is a full-services media solutions company that provides Digital Network Solutions for their clients. DNS Media makes the web move by giving their client's presentation the power of being interactive, visual and compelling. From streaming media production and broadband delivery, to web-design solutions, interactivity, e-commerce and online marketing, DNS Media provides results. DNS help their clients understand the process of creating and communicating for rich-media on the web, making those results even more worthwhile. Other companies providing digital media services include: Akamai Technologies (Nasdaq:AKAM), and Loudeye Technologies (Nasdaq:LOUD).

                 WSi INTERACTIVE AMENDS PRIVATE PLACEMENT TERMS

WSi wishes to announce that, due to the recent volatility in the market, it is amending the terms of the private placement announced on April 3rd. The placement shall now be for 1,600,000 units at $C2.15 per unit to raise gross proceeds of $C3,440,000. Each unit will consist of one share and one warrant to buy one share for two years at $C2.50 for one year and $C4.00 thereafter. Finders' fees are payable in respect of part of the placement equal to either 7% of the value raised in cash or that number of shares equal to 10% of the number of units placed. The proceeds of the placement will be used for general working capital purposes. The placement is subject to regulatory approval.




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The Business of WSi

WSi Interactive Corporation is an innovative business development and marketing firm whose objective is to capitalize on direct marketing opportunities on the Internet. WSi builds, manages and markets online businesses in the financial, e-tail and e-commerce, entertainment, and e-advertising sectors.

WSi focuses on early-stage companies where it can add significant value to the investment through a network of relationships and strategic alliances, and uses its experience to help Internet companies to build traffic, develop brands, and capitalize on a variety of revenue streams.

In this regard, WSi is modeling itself on CMGI (Nasdaq:CMGI). Like CMGI, WSi started as a direct marketing agency in 1990 and has grown to become a specialist in e-advertising and e-commerce. WSi plans to establish itself as a recognized leader in the Internet economy by creating a one-stop shop for e-commerce, e-advertising, financial information and entertainment.


To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to:

info@ws-i.com / fax: 1-877-499-5806.

For fax requests, please complete the following:

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Website: www.ws-i.com

ON BEHALF OF THE COMPANY



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"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing, and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed or accepted any responsibility for the adequacy or accuracy of the contents of this release.